Exhibit 99.1

NEOTHETICS TIGHTENS GUIDANCE FOR TIMING OF TOPLINE PIVOTAL PHASE 3 DATA

SAN DIEGO, December 1, 2015 — Neothetics, Inc. (NASDAQ: NEOT), a clinical-stage specialty pharmaceutical company developing therapeutics for the aesthetic market, today tightened its guidance regarding the timing of release of top-line data for its two pivotal U.S. Phase 3 trials titled AbCONTOUR1 and AbCONTOUR2 of LIPO-202 to mid-December. LIPO-202 is the first non-invasive injectable drug candidate for reduction of central abdominal bulging due to subcutaneous fat in non-obese subjects.

About LIPO-202

LIPO-202 is an injectable formulation of salmeterol xinafoate, a well-known long-acting ß2-adrenergic receptor agonist used in several FDA-approved drugs, including ADVAIR® for asthma. Neothetics’ studies suggest that salmeterol xinafoate also activates ß2-adrenergic receptors on fat cells, triggering the breakdown of triglycerides stored in the cells, causing them to shrink by means of a natural process called lipolysis. LIPO-202 is initially being developed as a non-surgical, convenient method to reduce non-obese individuals’ central abdominal bulging due to subcutaneous fat – commonly characterized as a pot-belly, stomach rolls, or a pouch.

About Neothetics, Inc.

Neothetics is a clinical-stage specialty pharmaceutical company developing therapeutics for the aesthetic market. The lead product candidate, LIPO-202, is for the reduction of subcutaneous fat in the central abdomen in non-obese patients, an indication for which there is no FDA-approved drug. If approved, LIPO-202 may be the first-in-class injectable formulation, non-surgical, non-ablative procedure for localized fat reduction and body contouring. For more information on Neothetics, please visit www.neothetics.com.

Neothetics, LIPO-202, LIPO-102 and the Neothetics logo are trademarks or registered trademarks of Neothetics, Inc. Other names and brands may be claimed as the property of others.

Forward Looking Statements

Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding Neothetics’ plans to research, develop and commercialize LIPO-202 and other product candidates, as well as expected timing for reporting results from clinical trials. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Neothetics’ current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with clinical trials and obtaining regulatory approval to commercialize LIPO-202 and other product candidates, product development activities, the need to raise additional funding, when needed, in order to conduct our business, the degree of market acceptance of LIPO-202 by physicians, patients and others in the medical community, our reliance on third parties, including third-party suppliers for manufacturing and distribution of products, regulatory developments in the United States and foreign countries, Neothetics’ ability to obtain and maintain intellectual property protection for LIPO-202 and its product candidates, competition in the aesthetics industry and other market conditions. All forward-looking statements contained in this press release speak only as of the date on which they were made. Neothetics undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents the company files with the SEC available at www.sec.gov, including without limitation, Neothetics’ Form 10-K for the year ended December 31, 2014 and subsequent Quarterly Reports on Form 10-Q.

COMPANY CONTACTS:

Susan A. Knudson

Chief Financial Officer

858-500-7780

sknudson@neothetics.com

Fara Berkowitz, R.Ph, Pharm.D

Senior Director, Investor Relations and Corporate Strategy

917-460-9307

fberkowitz@neothetics.com